Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of

The Prudential Employee Savings Plan

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-75242) pertaining to The Prudential Employee Savings Plan (the Plan), of our report dated June 14, 2013, with respect to the financial statements and schedule (modified cash basis) of the Plan included in this Annual Report (Form 11K) for the year ended December 31, 2012.

/s/ Bazilio Cobb Associates

Bazilio Cobb Associates

Washington, DC

June 14, 2013